Exhibit 1.1

Execution Version

UNDERWRITING AGREEMENT

December 11, 2017

Canaccord Genuity Corp.

BMO Nesbitt Burns Inc.

Cantor Fitzgerald Canada Corporation

as Representatives of the several Underwriters

c/o Canaccord Genuity Corp.

Brookfield Place, 161 Bay Street

Suite 3100, P.O. Box 516

Toronto, ON M5J 2S1

c/o BMO Nesbitt Burns Inc.

1 First Canadian Place, 4th Floor

Toronto, ON M5X 1H3

c/o Cantor Fitzgerald Canada Corporation

181 University Avenue, Suite 1500

Toronto, ON M5H 3M7

Ladies and Gentlemen:

Pershing Gold Corporation, a Nevada corporation (the “Corporation”), proposes, subject to the terms and conditions stated in this Underwriting Agreement (“Agreement”), to issue and sell to the several Underwriters listed on Schedule A hereto (collectively, the “Underwriters” and each an “Underwriter”) an aggregate of (i) 2,430,000 Common Shares (as hereinafter defined) of the Corporation (the “Firm Shares”) and (ii) warrants to purchase an aggregate of 972,000 Common Shares (the “Firm Warrants”). The Corporation has granted the Underwriters the option to purchase an aggregate of (i) up to 364,500 additional Common Shares (the “Additional Shares” and together with the Firm Shares, the “Shares”) and/or (ii) warrants of the Company to purchase up to an additional 145,800 Common Shares (the “Additional Warrants” and together with the Firm Warrants, the “Warrants”) as may be necessary to cover over-allotments made in connection with the Offering (as hereinafter defined). Each Share is being sold together with four-tenths (0.4) of a Warrant; and each full Warrant is exercisable for one whole Common Share at an exercise price of $3.40 per share. The Shares and Warrants are collectively referred to as the “Offered Securities.” Canaccord Genuity Corp. (“Canaccord”), BMO Nesbitt Burns Inc. (“BMO”) and Cantor Fitzgerald Canada Corporation (“Cantor”) are acting as representatives of the several Underwriters and in such capacity are hereinafter referred to as the “Representatives”. As used herein, “Warrant Shares” means the Common Shares issuable upon exercise of the Warrants.

The Corporation also proposes, subject to the terms and conditions stated in this Agreement and the subscription agreements, each in the form approved by the Representatives, being entered into on or prior to the execution hereof (the “Subscription Agreements”), with certain existing shareholders of the Corporation (collectively, the “Private Placement Subscribers”), to issue and sell to the Private Placement Subscribers an aggregate of (i) 2,430,000 Common Shares (the “Private Placement Shares”) and (ii) warrants to purchase 972,000 Common Shares (the “Private Placement Warrants” and together with the Private Placement Shares, the “Private Placement Securities”) at an offering price equal to the price to the public of the Firm Shares and Firm Warrants, unless a higher price is required pursuant to Nasdaq Rule 5635(c) in order to offer and sell Private Placement Securities to directors of the Corporation without shareholder approval (the “Private Placement”). The Corporation hereby engages the Underwriters, as the exclusive placement agents of the Corporation for the Private Placement. Under no circumstances will any Underwriter or any of its affiliates be obligated to underwrite or purchase any of the Private Placement Securities for its own account or otherwise provide any financing for the Private Placement. The Corporation shall effect and consummate the Private Placement pursuant to the Subscription Agreements, in a manner exempt from any prospectus or offering memorandum filing or delivery requirements of applicable Canadian Securities Laws (as hereinafter defined), without the necessity of obtaining any order or ruling of the securities regulatory authorities in the Qualifying Jurisdictions (as hereinafter defined) and pursuant to exemptions from the registration requirements of the Securities Act (as hereinafter defined) and any applicable state securities laws. The Corporation is providing the executed Subscription Agreements to the Representatives concurrently with the execution of this Agreement and acknowledges and agrees that the Underwriters may rely upon the representations, warranties and covenants of the Corporation and the Private Placement Subscribers set forth in the Subscription Agreements and upon any opinions, certificates and other documents delivered to any of the Private Placement Subscribers in connection with the Private Placement.

The Corporation has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-211910) under the Securities Act of 1933, as amended (the “Securities Act”) and the rules and regulations (the “Rules and Regulations”) of the Commission thereunder, and such amendments to such registration statement (including post effective amendments) as may have been required to the date of this Agreement and a preliminary prospectus supplement pursuant to Rule 424(b) under the Securities Act. Such registration statement, as amended (including any post effective amendments) has been declared effective by the Commission. Such registration statement, including amendments thereto (including post effective amendments thereto), the exhibits and any schedules thereto, the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act and the documents and information otherwise deemed to be a part thereof or included therein by Rule 430B under the Securities Act or otherwise pursuant to the Rules and Regulations, is herein called the “Registration Statement.” If the Corporation has filed or files an abbreviated registration statement pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term Registration Statement shall include such Rule 462 Registration Statement.

In addition, the Corporation has filed under, and as required by Canadian Securities Laws (as hereinafter defined), a (final) short form base shelf prospectus with each of the Canadian Securities Commissions (as hereinafter defined) relating to the distribution of debt securities, common shares, preferred shares, warrants, subscription receipts and units (including the Offered Securities) (such (final) short form base shelf prospectus, including the documents incorporated by reference, the “Canadian Base Prospectus”) and has obtained a Passport Prospectus Receipt (as hereinafter defined) therefor.

The Corporation shall prepare and file forthwith with the Commission pursuant to Rule 424 under the Securities Act a final prospectus supplement relating to the Offered Securities to a form of prospectus included in the Registration Statement. Such prospectus in the form in which it appears in the Registration Statement is hereinafter called the “Base Prospectus,” and such final prospectus supplement as filed, along with the Base Prospectus, is hereinafter called the “Final Prospectus.” Such Final Prospectus and any preliminary prospectus supplement in the form in which they shall be filed with the Commission pursuant to Rule 424(b) under the Securities Act (including the Base Prospectus as so supplemented) is hereinafter called a “Prospectus.” Any reference herein to the Base Prospectus, the Final Prospectus or a Prospectus shall be deemed to include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act as of the date of such Prospectus.

For purposes of this Agreement, all references to the Registration Statement, the Rule 462 Registration Statement, the Base Prospectus, the Final Prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering Analysis and Retrieval (“EDGAR”) system. All references in this Agreement to financial statements and schedules and other information which is “described,” “contained,” “included” or “stated” in the Registration Statement, the Rule 462 Registration Statement, the Base Prospectus, the Final Prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which are incorporated by reference in or otherwise deemed by the Rules and Regulations to be a part of or included in the Registration Statement, the Rule 462 Registration Statement, the Base Prospectus, the Final Prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, the Rule 462 Registration Statement, the Base Prospectus, the Final Prospectus or the Prospectus shall be deemed to mean and include the subsequent filing of any document under the Securities Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder (the “Exchange Act”), that is deemed to be incorporated therein by reference therein or otherwise deemed by the Rules and Regulations to be a part thereof.

The Corporation shall prepare and file forthwith, and on a basis acceptable to the Underwriters, acting reasonably, and on the terms set out below, under and as required by Canadian Securities Laws with each of the Canadian Securities Commissions a prospectus supplement (the “Canadian Prospectus Supplement”) to the Canadian Base Prospectus (such prospectus supplement, together with the Canadian Base Prospectus, including the documents incorporated by reference, the “Canadian Final Prospectus”) and all other required documents, including any document incorporated by reference therein that has not previously been filed, in order to qualify for distribution to the public the Offered Shares in each of the provinces and territories of Canada (other than Quebec) (together, the “Qualifying Jurisdictions”), through the Underwriters or any other investment dealer or broker registered to transact such business in the applicable Qualifying Jurisdictions contracting with the Underwriters no later than 5:00 p.m. (New York time) on December 12, 2017.

The Corporation and the Underwriters agree that any offers or sales of the Offered Securities in Canada will be conducted through the Underwriters, or one or more affiliates of the Underwriters, duly registered in compliance with applicable Canadian Securities Laws. This Agreement shall be subject to the following terms and conditions:

TERMS AND CONDITIONS

Section 1          Interpretation

(1)	Definitions

Where used in this Agreement or in any amendment hereto, the following terms shall have the following meanings, respectively:

“affiliate” has the meaning given to it in Rule 405 under the Securities Act;

“Applicable Securities Laws” means the U.S. Securities Laws and the Canadian Securities Laws;

“Applicable Time” means 5:00 P.M., New York City time, on December 11, 2017 or such other time as agreed by the Corporation and the Representatives;

“Business Day” means any day, other than a Saturday or Sunday, on which banks are open for business in New York, New York and Toronto, Ontario;

“Canadian Offering Documents” means the Canadian Final Prospectus and any Canadian Prospectus Amendment, including the documents incorporated by reference;

“Canadian Prospectus Amendment” means any amendment to the Canadian Final Prospectus, including the documents incorporated by reference;

“Canadian Securities Commissions” means the securities regulatory authorities in each of the Qualifying Jurisdictions;

“Canadian Securities Laws” means all applicable securities laws of each of the Qualifying Jurisdictions and the respective rules and regulations under such laws together with applicable published national, multilateral and local policy statements, instruments, notices, blanket orders and rulings of the securities regulatory authorities in the Qualifying Jurisdictions;

“Common Shares” means the shares of common stock, $ 0.0001 par value per share, of the Corporation;

“DTC” means The Depository Trust Company;

“Final Prospectuses” means the Prospectus and the Canadian Final Prospectus;

“General Disclosure Package” means the Base Prospectus, the Prospectus most recently filed with the Commission before the time of this Agreement, including any preliminary prospectus supplement deemed to be a part thereof, each Issuer Free Writing Prospectus, and the description of the transaction provided by any Underwriter through the Representatives included on Schedule B;

“General Solicitation” and “General Advertising” means “general solicitation” and “general advertising,” respectively, as used in Rule 502(c) under the Securities Act and as used in the Canadian Securities Laws, including advertisements, articles, notices or other communications published on the Internet or in any newspaper, magazine or similar media or broadcast over radio, television or the Internet, or any seminar or meeting whose attendees had been invited by general solicitation or general advertising;

“governmental authority” means (i) any federal, provincial, state, local, municipal, national or foreign government or governmental authority, regulatory or administrative agency, governmental commission, department, board, bureau, agency or instrumentality, court, tribunal, arbitrator or arbitral body (public or private); (ii) any self-regulatory organization; or (iii) any political subdivision of any of the foregoing;

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 under the Securities Act, relating to the Offering of the Common Shares that (A) is required to be filed with the Commission by the Corporation, including any such issuer free writing prospectus that consists of any Canadian Offering Document, or (B) is exempt from filing pursuant to Rule 433(d)(5)(i) or (d)(8) under the Securities Act, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Corporation’s records pursuant to Rule 433(g) under the Securities Act. For the avoidance of doubt, the term “Issuer Free Writing Prospectus” shall not include any “free writing prospectus” (as defined in Rule 405 under the Securities Act) that was prepared by any Underwriter or provided to any person by any Underwriter without the knowledge and consent of the Corporation;

“Law or Laws” means any and all laws, including all federal, provincial, state and local, municipal, national or foreign statutes, codes, ordinances, guidelines, decrees, rules, regulations and municipal by-laws and all judicial, arbitral, administrative, ministerial, departmental or regulatory judgments, orders, directives, decisions, rulings or awards or other requirements of any governmental authority, binding on or affecting the person referred to in the context in which the term is used and rules, regulations and policies of any stock exchange on which securities of the Corporation are listed for trading;

“marketing materials” has the meaning given to it in NI 41-101;

“Material Adverse Effect” means a material adverse effect on the business, affairs, operations capital stock, operation, permits, contractual arrangements, assets, management, condition (financial or otherwise), business prospects, financial position, shareholders’ equity, results of operations, liabilities (absolute, accrued, contingent or otherwise) or properties of the Corporation and its Subsidiaries, taken as a whole, on the authority or ability of the Corporation to perform its obligations under this Agreement or any of the Subscription Agreements, or on the rights and remedies of the Underwriters under this Agreement, or any fact, event, or change that would result in any Offering Document either failing to contain full, true and plain disclosure concerning the business, affairs, operations, financial condition or prospects of the Corporation or any Offering Document or Private Placement Document (as hereinafter defined) containing a misrepresentation (as hereinafter defined);

“material change” means a material change in or relating to the Corporation for the purposes of Applicable Securities Laws or any of them, or where undefined under the Applicable Securities Laws of an Offering Jurisdiction means a change in or relating to the business, operations or capital of the Corporation and its Subsidiaries taken as a whole that would reasonably be expected to have a significant effect on the market price or value of any securities of the Corporation and includes a decision to implement such a change made by the board of directors of the Corporation or by senior management who believe that confirmation of the decision by the board of directors of the Corporation is probable;

“Material Contracts” means all of the material contracts and agreements of the Corporation and of the Subsidiaries;

“material fact” means a material fact for the purposes of Applicable Securities Laws or any of them, or where undefined under the Applicable Securities Laws of an Offering Jurisdiction means a fact that would reasonably be expected to have a significant effect on the market price or value of any securities of the Corporation;

“Material Properties” means the Relief Canyon project, as described in the Technical Report and Preliminary Feasibility Study on the Relief Canyon project prepared by Mine Development Associates, dated June 2, 2017 (the “Relief Canyon Project”);

“Material Subsidiaries” means Gold Acquisition Corp., Pershing Royalty Company and Blackjack Gold Corporation;

“misrepresentation” means a misrepresentation for the purposes of the Applicable Securities Laws of an Offering Jurisdiction or any of them, or where undefined under the Applicable Securities Laws of an Offering Jurisdiction means: (i) an untrue statement of a material fact, or (ii) an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in the light of the circumstances in which it was made;

“Nasdaq” means the Nasdaq Global Market;

“NI 43-101” means Canadian National Instrument 43-101 – Standards of Disclosure for Mineral Projects;

“NI 44-101” means Canadian National Instrument 44-101 – Short Form Prospectus Distributions;

“NI 51-102” means Canadian National Instrument 51-102 – Continuous Disclosure Obligations;

“Offering” means the sale of Offered Securities pursuant to this Agreement;

“Offering Documents” means the U.S. Offering Documents and the Canadian Offering Documents;

“Offering Jurisdictions” means the United States and the Qualifying Jurisdictions;

“OSC” means the Ontario Securities Commission;

“Passport Prospectus Receipt” means the receipt issued by the OSC, which is deemed to also be a receipt of each of the other Qualifying Authorities pursuant to Multilateral Instrument 11-102 — Passport System and National Policy 11-202 — Process for Prospectus Reviews in Multiple Jurisdictions, in respect of the Canadian Base Prospectus and any Canadian Prospectus Amendment, as the case may be;

“Qualifying Authorities” means the Canadian Securities Commissions;

“SEDAR” means the System for Electronic Document Analysis and Retrieval administered by the Canadian Securities Administrators;

“Subsidiaries” means, collectively, the Material Subsidiaries;

“TSX” means the Toronto Stock Exchange;

“U.S. GAAP” means United States Generally Accepted Accounting Principles;

“U.S. Offering Documents” means the Registration Statement, the Prospectus and any Issuer Free Writing Prospectus;

“U.S. Securities Laws” means all applicable United States securities laws, including, without limitation, the Securities Act, the Exchange Act and the rules and regulations promulgated thereunder;

“United States or U.S.” means the United States of America, its territories and possessions, and states of the United States and the District of Columbia; and

“U.S. Affiliate” means, in the case of Canaccord, Canaccord Genuity Inc. (“Canaccord U.S.”), in the case of BMO, BMO Capital Markets Corp. (“BMO U.S.”), and in the case of Cantor, Cantor Fitzgerald & Co. (“Cantor U.S.”), and “U.S. Affiliates” means Canaccord U.S., BMO U.S. and Cantor U.S., collectively.

(2)	Any reference in this Agreement to a Section or Subsection shall refer to a section or subsection of this Agreement.

(3)	All words in the singular or plural include the singular and plural and pronouns stated in either the masculine, the feminine or neuter gender shall include the masculine, feminine and neuter

(4)	Any reference in this Agreement to “$” or to “dollars” shall refer to the lawful currency of the United States, unless otherwise specified.

(5)	Any reference in this Agreement to “including” means including but not limited to.

Section 2          Purchase, Sale and Delivery of Offered Securities

(1)	On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Corporation agrees to issue and sell the Firm Shares and Firm Warrants to the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase the respective number of Firm Shares and Firm Warrants set forth opposite the name of such Underwriter in Schedule A hereto. The aggregate purchase price for each Share and accompanying Warrant shall be $2.604.

(2)	The Corporation hereby grants to the Underwriters the option to purchase some or all of the Additional Shares and/or Additional Warrants and, upon the basis of the warranties and representations and subject to the terms and conditions herein set forth, the Underwriters shall have the right to purchase, severally and not jointly, all or any portion of (i) the Additional Shares at a purchase price per share of $2.468 per Additional Share, as may be necessary to cover over-allotments made in connection with the transactions contemplated hereby, and (ii) the Additional Warrants to purchase up to an aggregate of 145,800 Common Shares at a purchase price of $0.136 per Additional Warrant. The number of Additional Shares and/or Additional Warrants to be purchased by each Underwriter shall be the same percentage (as adjusted by the Representatives to eliminate fractional shares) of the total number of Additional Shares and Additional Warrants to be purchased by the Underwriters as such Underwriter is purchasing of the Firm Shares and Firm Warrants. This option may be exercised by the Representatives at any time (but not more than once) on or before the thirtieth day following the date hereof, by written notice from the Representatives to the Corporation (the “Option Notice”). The Option Notice shall set forth the aggregate number of Additional Shares and/or Additional Warrants as to which the option is being exercised, and the date and time when the Additional Shares and/or Additional Warrants are to be delivered (such date and time being herein referred to as the “Option Closing Time”); provided, however, that the Option Closing Time shall not be earlier than the Firm Closing Time (as defined below) nor earlier than the first Business Day after the date on which the option shall have been exercised nor later than the fifth Business Day after the date on which the option shall have been exercised unless the Corporation and the Representatives otherwise agree. Payment of the purchase price for and delivery of the Additional Shares and/or Additional Warrants shall be made at the Option Closing Time in the same manner and at the same office as the payment for the Firm Shares and Firm Warrants as set forth in subparagraph (c) below.

(3)	The Firm Shares and Firm Warrants will be delivered by the Corporation to the Underwriters against payment of the purchase price therefor by wire transfer of same day funds payable to the order of the Corporation at the offices of Canaccord Genuity Corp., Brookfield Place, 161 Bay Street, Suite 3100, P.O. Box 516, Toronto, ON M5J 2S1535, or such other location as may be mutually acceptable, at 8:00 a.m. (E.S.T.), December 19, 2017, or such other time on such date or another date as may be agreed upon in writing by the Corporation and the Representatives pursuant to Rule 15c6-1(a) under the Exchange Act, or, in the case of the Additional Shares and/or Additional Warrants, at such date and time set forth in the Option Notice. The time and date of delivery of the Firm Shares and Firm Warrants is referred to herein as the “Firm Closing Time” and each of the Firm Closing Time and the Option Closing Time, is sometimes referred to herein as a “Closing Time.” If the Representatives so elects, delivery of the Firm Shares and any Additional Shares shall be made by credit through full fast transfer to the account at the DTC designated by the Representatives. Delivery of the Firm Warrants and any Additional Warrants shall be made in certificated form as instructed by the Representative.

(4)	For purposes of this Section 2, the Underwriters shall be entitled to assume that the Offered Securities are qualified for distribution in any Qualifying Jurisdiction where a Passport Prospectus Receipt shall have been obtained following the filing of the Canadian Final Prospectus, unless otherwise notified in writing by the Corporation.

(5)	In consideration of the services rendered by the Underwriters in connection with the Private Placement, the Corporation shall pay to the Underwriters, at the Closing Time, an aggregate cash fee equal to seven percent (7.0%) of the aggregate gross proceeds of the Private Placement, by wire transfer of immediately available funds to an account or accounts designated by the Representatives.

(6)	Each Underwriter shall be permitted to appoint additional investment dealers or brokers (each, a “Selling Firm”) as its agents in the Offering and each such Underwriter may determine the remuneration payable to such Selling Firm. The Underwriters may offer the Offered Securities, directly and through Selling Firms or any affiliate of any Underwriter (including any U.S. Affiliate), in the Offering Jurisdictions for sale to the public only in accordance with Applicable Securities Laws and in any jurisdiction outside of the Offering Jurisdictions to purchasers permitted to purchase the Offered Securities in accordance with Applicable Securities Laws and applicable securities laws in such jurisdiction. Each Underwriter shall be severally responsible for the compliance by any Selling Firm appointed by such Underwriter with the provisions of this Agreement.

(7)	The Corporation shall issue and deliver the Private Placement Securities to the purchasers thereof against payment therefor at the Closing Time.

Section 3          Due Diligence; Marketing Materials

(1)	During the period of the distribution of the Offered Securities, the Corporation shall cooperate in all respects with the Underwriters to allow and assist the Underwriters to participate fully in the preparation of, and allow the Underwriters to approve the form and content of, the Offering Documents and any Issuer Free Writing Prospectus and shall allow the Underwriters to conduct all “due diligence” investigations which the Underwriters may reasonably require to fulfil the Underwriters’ obligations under Applicable Securities Laws as underwriters and, in the case of the Canadian Prospectus Supplement and any Canadian Prospectus Amendment, to enable the Underwriters or their affiliates responsibly to execute any certificates required to be executed by the Underwriters or such affiliates. In addition, subject to compliance with Applicable Securities Laws, during the period of the distribution of the Offered Securities and the Private Placement Securities, the Corporation will promptly provide to the Underwriters drafts of any press releases of the Corporation for review by the Underwriters prior to issuance and shall obtain prior approval of the Representatives as to the content and form of any press release relating to the Offering prior to issuance, such approval not to be unreasonably withheld or delayed.

(2)	The Corporation covenants and agrees not to provide any potential purchaser with any marketing materials.

Section 4          Material Changes

(1)	During the period from the date of this Agreement to the completion of the distribution of the Offered Securities and the Private Placement Securities the Corporation covenants and agrees with the Underwriters that it shall promptly notify the Underwriters in writing of:

(a)	any material change (actual, pending or, to the knowledge of the Corporation, threatened) in or relating to the business, affairs, operations, results of operating assets, liabilities (contingent or otherwise), capital stock or ownership of the Corporation and its Subsidiaries taken as a whole;

(b)	any material fact of which the Corporation has become aware and would have been required to have been stated in any of the Offering Documents had the fact arisen or been discovered on or prior to the date of such document;

(c)	the occurrence of any event of which the Corporation has become aware as a result of which (i) the Registration Statement as amended immediately prior to such occurrence, would include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, or (ii) the Prospectus or any Issuer Free Writing Prospectus, in each case as then amended or supplemented, would include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances in which they are made, not misleading; or

(d)	any change in any material fact of which the Corporation has become aware (which for purposes of this Agreement shall be deemed to include the disclosure of any previously undisclosed material fact) contained in the Canadian Offering Documents, as they exist immediately prior to such change, which fact or change is, or may reasonably be expected to be, of such a nature as to render any statement in such Canadian Offering Documents, as they exist taken together in their entirety immediately prior to such change, misleading or untrue in any material respect or which would result in the Canadian Offering Documents, as they exist immediately prior to such change, containing a misrepresentation or which would result in the Canadian Offering Documents, as they exist immediately prior to such change, not complying with the laws of any Qualifying Jurisdiction in which the Offered Securities are to be offered for sale or which change would reasonably be expected to have a significant effect on the market price or value of any securities of the Corporation.

(2)	The Corporation shall, to the reasonable satisfaction of the Underwriters’ counsel, promptly comply with all applicable filing and other requirements under Applicable Securities Laws whether as a result of such change, material fact or otherwise; provided that the Corporation shall not file any document without first providing the Representatives with a copy of such document and consulting with the Representatives with respect to the form and content thereof and shall not file any document without the consent of the Representatives, acting reasonably.

(3)	If during the distribution of the Offered Securities there is any change in any Applicable Securities Laws, which, in the reasonable opinion of the Representatives, results in a requirement to file a Canadian Prospectus Amendment or additional prospectus supplement, the Corporation shall, to the reasonable satisfaction of the Underwriters’ counsel and subject to the proviso in clause (2) above, make any such filing under Applicable Securities Laws as soon as reasonably possible.

(4)	The Corporation shall in good faith discuss with the Representatives any fact or change in circumstances (actual, pending or, to the knowledge of the Corporation, threatened, financial or otherwise) which is of such a nature that there is reasonable doubt whether written notice need be given under this Section 4.

(5)	During the period from the date of this Agreement to the completion of the distribution of the Offered Securities, the Corporation will notify the Representatives promptly:

(a)	of any request by any Qualifying Authority to amend or supplement the Offering Documents or for additional information;

(b)	of the suspension of the qualification of the Offered Securities for offering, sale or grant in any jurisdiction, or of any order suspending or preventing the use of the Offering Documents or the institution or, to the knowledge of the Corporation, threatening of any proceedings for any such purpose; or

(c)	of the issuance by any Qualifying Authority or any stock exchange of any order having the effect of ceasing or suspending the distribution of the Offered Securities or the trading in any securities of the Corporation, or of the institution or, to the knowledge of the Corporation, threatening of any proceeding for any such purpose. The Corporation will use its reasonable best efforts to prevent the issuance of any such stop order or of any order preventing or suspending such use or such order ceasing or suspending the distribution of the Offered Securities or the trading in the shares of the Corporation and, if any such order is issued, to obtain the lifting thereof at the earliest possible time.

(6)	The Representatives shall advise the Corporation when the distribution of the Offered Securities is complete.

Section 5          Deliveries to the Underwriters

(1)	The Corporation shall deliver or cause to be delivered to the Underwriters, forthwith:

(a)	copies of the Canadian Base Prospectus and the Canadian Prospectus Supplement duly signed as required by the laws of all of the Qualifying Jurisdictions, together with copies of all documents or information incorporated by reference therein which have not been previously delivered to the Underwriters;

(b)	to the extent not available on EDGAR, copies of the Registration Statement signed as required by the Securities Act and the rules and regulations of the Commission thereunder and any documents included as exhibits to any such registration statement; and

(c)	copies of any documents required to be filed under Section 4 hereof duly signed as required by the laws of all of the Qualifying Jurisdictions.

(2)	The Corporation shall cause to be delivered to the Underwriters such number of commercial copies as shall be requested thereby of the Final Prospectus and the Canadian Final Prospectus, excluding in each case the documents incorporated by reference therein, in New York, Toronto and such other cities as shall be specified by the Underwriters. The Corporation agrees that such deliveries shall be effected as soon as possible and, in any event, in New York and in Toronto not later than 12:00 noon E.S.T. on December 13, 2017, and in all other cities by 12:00 noon local time, on the next Business Day. Such deliveries shall constitute the consent of the Corporation to the Underwriters' use of the Final Prospectus and the Canadian Final Prospectus for the distribution of the Offered Securities in the Qualifying Jurisdictions and the United States as applicable in compliance with the provisions of this Agreement and Applicable Securities Laws.

(3)	By the act of having delivered the Offering Documents to the Underwriters, the Corporation shall have represented and warranted to the Underwriters that all information and statements (except the Underwriter Information (as hereinafter defined)) contained in such documents, at the respective dates of initial delivery thereof, comply with the Applicable Securities Laws and are true and correct in all material respects, and that such documents, at such dates, do not contain an untrue statement of a material fact or misrepresentation and do not omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and constitute full, true and plain disclosure of all material facts relating to the Corporation and the Offering as required by the Applicable Securities Laws.

(4)	The Corporation shall also have delivered or caused to be delivered to the Underwriters, concurrently with the execution of this Agreement, a “long form” comfort letter of KBL, LLP, in form and substance satisfactory to the Underwriters, acting reasonably, addressed to the Underwriters, the U.S. Affiliates and the Board of Directors of the Corporation, with respect to certain financial and accounting information relating to the Corporation and its Subsidiaries and affiliates contained in the General Disclosure Package, which letter shall be in addition to the auditors’ report incorporated by reference in the Offering Documents.

(5)	At the date of this Agreement, the Representatives shall have received a Lock-Up agreement substantially in the form of Schedule C hereto signed by the persons listed on Schedule D hereto.

Section 6          Regulatory Approvals

The Corporation shall on a timely basis make all necessary filings, obtain all necessary consents and approvals (if any) and pay all filing fees required to be paid in connection with the transactions contemplated by this Agreement. Without limiting the foregoing, the Corporation shall comply with its obligations under Section 11(8).

Section 7          Representations and Warranties of the Corporation

The Corporation represents and warrants to the Underwriters and acknowledges that the Underwriters are relying upon such representations and warranties in entering into this Agreement as of the date hereof and as of each Closing Time, that:

(1)	The Corporation is duly incorporated, validly existing and in good standing under the corporate laws of Nevada, and no proceedings have been instituted or are pending for the dissolution or liquidation or winding-up of the Corporation.

(2)	All of the equity interests of each the Subsidiaries are directly or indirectly legally and beneficially owned by the Corporation, free and clear of all liens, charges and encumbrances of any kind whatsoever.

(3)	Other than the Material Subsidiaries, the Corporation has no material subsidiaries.

(4)	The Subsidiaries are the only subsidiaries of the Corporation and each of the Subsidiaries is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and no proceedings have been instituted or are pending for the dissolution or liquidation or winding-up of the Subsidiaries.

(5)	Each of the Registration Statement and any post-effective amendment thereto has been declared effective under the Securities Act. No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the Securities Act, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Corporation’s knowledge, contemplated. The Corporation has complied with each request (if any) from the Commission for additional information.

(6)	Each of the Registration Statement and any post-effective amendment thereto, at the time it became effective, complied in all material respects with the requirements of the Securities Act and the Rules and Regulations. Each preliminary prospectus, the Prospectus and any amendment or supplement thereto, at the time each was filed with the Commission, complied in all material respects with the requirements of the Securities Act and the Rules and Regulations. Each preliminary prospectus delivered by the Corporation to the Underwriters for use in connection with this Offering and the Prospectus was or will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(7)	The documents incorporated or deemed to be incorporated by reference in the Registration Statement, any preliminary prospectus and the Prospectus, or at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Exchange Act.

(8)	The interactive data in eXtensible Business Reporting Language (XBRL) included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(9)	The Corporation was at the time of filing the Registration Statement, and remains, eligible to use Form S-3 under the Securities Act. The sale of the Offered Securities hereunder complies with the requirements of General Instruction I.B.6 of Form S-3.

(10)	Neither the Registration Statement nor any amendment thereto, at its effective time, at the Firm Closing Time or at any Option Closing Time, contained, contains or will contain an untrue statement of a material fact or omitted, omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. As of the Applicable Time, neither (A) the General Disclosure Package nor (B) any individual Issuer Free Writing Prospectus, when considered together with the General Disclosure Package, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Neither the Prospectus nor any amendment or supplement thereto (including any prospectus wrapper), as of its issue date, at the time of any filing with the Commission pursuant to Rule 424(b), at the Firm Closing Time or at any Option Closing Time, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, at the time the Registration Statement became effective or when such documents incorporated by reference were filed with the Commission, as the case may be, when read together with the other information in the Registration Statement, the General Disclosure Package or the Prospectus, as the case may be, did not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The representations and warranties in this Section 7(10) shall not apply to statements in or omissions from the Registration Statement (or any amendment thereto), the General Disclosure Package, the Prospectus (or any amendment or supplement thereto) or any Issuer Free Writing Prospectus made in reliance upon and in conformity with written information furnished to the Corporation by any Underwriter through the Representatives expressly for use therein. For purposes of this Agreement, the only information so furnished shall be the statements relating to the concession figures under the heading “Underwriting-Underwriting Discount and Commissions and Offering Expenses” and statements relating to stabilization under the heading “Underwriting-Price Stabilization, Short Positions and Penalty Bids; Passive Market Making” in each case contained in the Prospectus and the equivalent information contained in the Canadian Offering Documents (collectively, the “Underwriter Information”).

(11)	No Issuer Free Writing Prospectus conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein, and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified.

(12)	At the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Corporation or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Rules and Regulations) of the Offered Securities and the Private Placement Securities and at the date hereof, the Corporation was not and is not an “ineligible issuer,” as defined in Rule 405, without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Corporation be considered an ineligible issuer.

(13)	KBL, LLP, which certified the financial statements and supporting schedules incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, are independent public accountants as required by the Securities Act, the Rules and Regulations and the Public Company Accounting Oversight Board.

(14)	The financial statements included in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedules and notes, present fairly, in all material respects, the financial position of the Corporation at the dates indicated and its results of operations, shareholders’ equity and cash flows for the periods specified; said financial statements have been prepared in conformity with U.S. GAAP applied on a consistent basis throughout the periods involved. The supporting schedules, if any, present fairly in all material respects in accordance with GAAP the information required to be stated therein. Except as included therein, no historical or pro forma financial statements or supporting schedules are required to be included in the Registration Statement, the General Disclosure Package or the Prospectus under the Securities Act or the Rules and Regulations. All disclosures contained in the Registration Statement, the General Disclosure Package or the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Securities Act, to the extent applicable.

(15)	The Corporation is not and during the past three years neither the Corporation nor any predecessor was: (A) a “blank check company,” as defined in Rule 419(a)(2) under the Securities Act, (B) a “shell company,” as defined in Rule 405 under the Securities Act, or (C) an issuer for an offering of “penny stock,” as defined in Rule 3a51-1 under the Exchange Act.

(16)	The Common Shares are registered pursuant to Section 12(b) of the Exchange Act and are listed on Nasdaq and the TSX. There is no action pending by the Corporation or, to the Corporation’s knowledge, Nasdaq or the Commission to delist the Common Shares from Nasdaq, nor has the Corporation received any notification that Nasdaq is contemplating terminating such listing. When issued, the Shares and the Private Placement Shares, including the Warrant Shares, will be listed on Nasdaq and the TSX.

(17)	The Offering constitutes a public offering for purposes of the rules of Nasdaq and the TSX, subject to the relevant obligations of the Underwriters, and no approval of the shareholders of the Corporation is required for purpose of, or in connection with, the Offering or the Private Placement pursuant to the rules of Nasdaq or the TSX.

(18)	As at the date hereof, the Corporation is a “reporting issuer” in each of the Qualifying Jurisdictions within the meaning of the Canadian Securities Laws in such jurisdictions and is not currently in material default of any requirement of the Applicable Securities Laws and the Corporation is not included on a list of defaulting reporting issuers maintained by any of the Qualifying Authorities.

(19)	None of the Qualifying Authorities, the SEC, any other securities regulatory authority, any stock exchange nor any similar regulatory authority has issued any order which is currently outstanding preventing or suspending trading in any securities of the Corporation or the use of any Offering Document, and no proceedings for such purposes have been instituted or are pending or, to the knowledge of the Corporation, are threatened.

(20)	The authorized capital of the Corporation consists of 200,000,000 Common Shares and 50,000,000 shares of preferred stock. All of the issued and outstanding Common Shares are fully paid and non-assessable and have been duly and validly authorized and issued in compliance with applicable Laws. The Shares and the Private Placement Shares have been duly authorized for issuance and sale pursuant to this Agreement and the Subscription Agreements, respectively, and when issued and delivered by the Corporation pursuant to this Agreement and the Subscription Agreements, respectively, against payment of the consideration set forth herein and the Subscription Agreements, respectively, will be validly issued as fully paid and non-assessable Common Shares. The Warrant Shares have been duly authorized and validly reserved for issuance upon exercise of the Warrants. The Warrant Shares, when issued and delivered upon exercise of the Warrants in accordance therewith, will be validly issued, fully paid and nonassessable.

(21)	None of the reports and other documents previously published or filed by the Corporation with, or furnished by the Corporation to, the Qualifying Authorities and the SEC since January 1, 2015 (the “Continuous Disclosure Materials”) contains any misrepresentation, as of the date of the statements in the Continuous Disclosure Materials, and each of the Continuous Disclosure Materials was prepared in accordance with and complies in all material respects with Applicable Securities Laws and the Corporation has not failed to file, publish or furnish any report or other document required to be filed, published or furnished under Applicable Securities Laws.

(22)	Except as described in the Continuous Disclosure Materials, no person, firm or corporation has any agreement, option, right or privilege, whether pre-emptive, contractual or otherwise, capable of becoming an agreement for the purchase, acquisition, subscription for or issuance of, any of the unissued shares of the Corporation or any of the Subsidiaries, or other securities convertible, exchangeable or exercisable for shares of the Corporation or any of the Subsidiaries.

(23)	Each of the Corporation and the Subsidiaries has the requisite corporate power or limited liability company power and capacity to own the assets owned by it and to carry on the business carried on by it, and each of the Corporation and the Subsidiaries holds all material licenses and permits that are required for carrying on its business in the manner in which such business has been carried on and is duly qualified to carry on business in all jurisdictions in which it carries on business.

(24)	The Corporation and the Material Subsidiaries, as applicable, have record title to the unpatented mining claims ("Mining Claims") and unpatented millsites ("Millsites") it owns, and record title to its leasehold and subleasehold interests in real property (the "Leasehold Estates," and together with the Mining Claims and Millsites, the “Property Rights”), in each case subject to no liens, claims, security interests, other encumbrances, other than (a) the material production royalties disclosed in the Offering Documents; (b) liens resulting from taxes which have not yet become delinquent; (c) liens which do not materially detract from the value of the property subject thereto or materially impair the operations of the Corporation; and (d) those that have otherwise arisen in the ordinary course of business, none of which are material; and, with respect to the Mining Claims and Millsites, subject to the paramount title of the United States of America and the statutory rights of third parties to use the surface of the Mining Claims and Millsites and to explore for and develop federal leasable minerals. Each of the Corporation and Material Subsidiaries is in compliance with all material terms of each lease or sublease of real property to which it is a party or is otherwise bound. Nothing in this Section, however, shall be deemed to be a representation or a warranty that any of the Mining Claims contains a discovery of valuable minerals. The Corporation has good and marketable title to the personal property owned by it, in each case free and clear of all material liens, claims, security interests, and other encumbrances or defects.

(25)	The Property Rights are or will be completely and accurately described in the Final Prospectus and the Canadian Final Prospectus.

(26)	No material Property Rights, easements, rights of way, access rights (including any mineral, geothermal and water rights) other than the Property Rights are necessary for the conduct of the business of the Corporation and the Subsidiaries as currently being conducted, and there are no material restrictions on the ability of the Corporation or the Subsidiaries to use or otherwise exploit any such Property Rights, and there is no claim, or, to the knowledge of the Corporation, basis for a claim that may adversely affect such rights in any respects.

(27)	The Corporation and the Subsidiaries have all material licenses, registrations, qualifications, permits, consents and authorizations necessary for the conduct of the business of the Corporation and the Subsidiaries as currently conducted, and all such licenses, registrations, qualifications, permits, consents and authorizations are valid and subsisting and in good standing in all material respects.

(28)	There are no agreements, contracts, arrangements or understandings (written or oral) or other documents of the Corporation, or, to the knowledge of the Corporation, of any third party, required to be described in the Offering Documents which have not been described and/or filed as required pursuant to the U.S. Securities Laws, as applicable.

(29)	No person has the right, contractual or otherwise, to require the Corporation to register under the Securities Act or qualify for distribution under Canadian Securities Laws any Common Shares or other securities of the Corporation, or to include any such Common Shares or other securities in the Offering Documents, whether as a result of the filing of the Offering Documents (or the documents incorporated by reference) or the sale of the Offered Securities as contemplated thereby or otherwise.

(30)	All assessments or other work required to be performed in relation to the material mining claims and/or concessions and the mining rights with respect to the Material Properties in order to maintain the Corporation’s interest therein have been performed to date or the requisite payments in lieu thereof have been made to date, and the Corporation and the Subsidiaries have complied in all material respects with all applicable Laws in this connection as well as with regard to legal, contractual obligations to third parties in this connection, except for any non-compliance which would not either individually or in the aggregate have a Material Adverse Effect.

(31)	Other than the royalties set forth in the Offering Documents, the Corporation and the Subsidiaries do not have any responsibility or obligation to pay or have paid on its behalf any commission, royalty or similar payment to any person with respect to its Property Rights.

(32)	All of the technical information included or incorporated by reference in the Continuous Disclosure Materials, Canadian Offering Documents or any Issuer Free Writing Prospectus has been reviewed by a “qualified person” as required by NI 43-101.

(33)	The technical reports filed by the Corporation with the Canadian Securities Commission have been prepared in accordance with NI 43-101, and the Corporation has complied with, and is in compliance with, NI 43-101 in all material respects.

(34)	The information included in the Offering Documents and the technical reports and other documents incorporated by reference therein relating to the estimates by the Corporation and the Subsidiaries of mineral resources and mineral reserves within the Material Properties has been reviewed and verified by a “qualified person” as required by NI 43-101; the information upon which such estimates of mineral resources and mineral reserves were based, was, to the knowledge of the Corporation, at the time of delivery thereof, complete and accurate in all material respects, and there have been no material changes to such information since the date of delivery or preparation thereof.

(35)	Each of the Corporation and the Subsidiaries has conducted and is conducting its business in compliance in all material respects with all applicable Laws of each jurisdiction in which its business is carried on, is in compliance in all material respects with all terms and provisions of all contracts, agreements, indentures, leases, policies, instruments and licenses that are material to the conduct of its business, and all such contracts, agreements, indentures, leases, policies, instruments and licenses are valid and binding in accordance with their terms and in full force and effect, and no breach or default by the Corporation or the Subsidiaries, or event which with notice or lapse of time or both, could constitute a breach or default by the Corporation or the Subsidiaries, exists with respect thereto, which would, in any of the foregoing cases, either individually or in the aggregate result in a Material Adverse Effect.

(36)	The Corporation has all requisite corporate power and authority to enter into this Agreement, the Warrants and the Subscription Agreements and to perform the transactions contemplated hereby and thereby, and the offer and sale by the Corporation of the Offered Securities and the Private Placement Securities have been duly authorized by all necessary corporate action of the Corporation, and each of this Agreement, the Warrants and the Subscription Agreements has been duly executed and delivered by the Corporation and constitutes a valid and binding obligation of the Corporation, enforceable against the Corporation in accordance with its terms, subject to bankruptcy, insolvency, moratorium or similar laws affecting creditors’ rights generally and except as limited by the application of equitable remedies which may be granted in the discretion of a court of competent jurisdiction and that enforcement of the rights to indemnity and contribution set out in this Agreement may be limited by applicable Law.

(37)	Neither the Corporation nor any of the Subsidiaries is in violation of its organizational documents or in default in the performance or observance of any Material Contract. The execution, delivery and performance of this Agreement, the Warrants, Subscription Agreements, and the consummation of the transactions contemplated herein and therein and the use of the proceeds from the sale of the Offered Securities and the Private Placement Securities, and compliance by the Corporation with its obligations hereunder, do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien upon any property or assets of the Corporation or any of the Subsidiaries pursuant to the Material Contracts, nor will such action result in any violation or conflict with the provisions of the organizational documents of the Corporation or any of the Subsidiaries or any existing applicable Law of any governmental authority having jurisdiction over the Corporation or any of the Subsidiaries or their assets, properties or operations. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Corporation or any of the Subsidiaries.

(38)	Computershare Investor Services, Inc. has been duly appointed as the registrar and transfer agent for the Common Shares.

(39)	The minute books and records of the Corporation made available to counsel for the Underwriters in connection with its due diligence investigation of the Corporation, as the case may be, to the date of this Agreement are all of the minute books and records of the Corporation and contain copies of all material proceedings (or certified copies thereof or drafts thereof pending approval or full execution) of the shareholders, the directors and all committees of directors of the Corporation and the Subsidiaries to the date of review of such corporate records and minute books and there have been no other meetings, resolutions or proceedings of the shareholders, directors or any committees of the directors of the Corporation or the Material Subsidiaries to the date of this Agreement not reflected in such minute books and other records.

(40)	The Corporation maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that complies in all material respects with the requirements of the Exchange Act, has been designed by the Corporation’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with U.S. GAAP, and is sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. GAAP, and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and, if necessary, appropriate action is taken with respect to any difference, (v) material information relating to the Corporation and the Subsidiaries is made known to those responsible for the preparation of the financial statements during the period in which the financial statements have been prepared and that such material information is disclosed to the public within the time periods required by applicable Law, and (vi) all significant deficiencies and material weaknesses in the design or operation of such internal controls that could adversely affect any of the Corporation’s or the Subsidiaries’ ability to disclose to the public information required to be disclosed by them in accordance with applicable Law and all fraud, whether or not material, that involves management or employees that have a significant role in the Corporation’s or the Subsidiaries’ internal controls have been disclosed to the audit committee of the Corporation. Management of the Corporation assessed the Corporation’s internal control over financial reporting of the Corporation as of September 30, 2017 and concluded the Corporation’s internal control over financial reporting was effective as of such date. Since September 30, 2017, there has been no change in the Corporation’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Corporation’s internal control over financial reporting. The Corporation is not aware of any material weaknesses or significant deficiencies in its internal control over financial reporting.

(41)	The application of the proceeds received by the Corporation from the issuance, sale and delivery of the Offered Securities and Private Placement Securities as described in the Registration Statement, the General Disclosure Package and the Prospectus will not violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(42)	No forward-looking statement (within the meaning of Section 27A of the Securities Act) contained in the Registration Statement, the General Disclosure Package or the Prospectus has been made or reaffirmed by the Corporation without a reasonable basis or has been disclosed by the Corporation other than in good faith.

(43)	There is and has been no failure on the part of the Corporation or, to the knowledge of the Corporation, any of the Corporation’s directors or officers, in their capacities as such, to comply with any applicable provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 related to loans.

(44)	There has been no change in accounting policies or practices of the Corporation on a consolidated basis, since September 30, 2017.

(45)	The audit committee of the Corporation is comprised and operates in accordance with the requirements of Rule 10A-3 under the Exchange Act, the listing rules of Nasdaq and National Instrument 52-110 – Audit Committees of the Qualifying Authorities, that are applicable to the Corporation.

(46)	Neither the Corporation nor any of its Subsidiaries is indebted or under any obligation to any of its respective directors, officers or shareholders, on any account whatsoever, other than for (i) payment of salary, directors’ fees, bonus and other employment or consulting compensation, (ii) reimbursement for expenses duly incurred in connection with the business of the Corporation, and (iii) other standard employee benefits made generally available to all employees.

(47)	The Corporation and the Subsidiaries have not guaranteed or agreed to guarantee any debt, liability or other obligation of any kind whatsoever of any person, firm or corporation whatsoever.

(48)	None of the directors, officers or shareholders of the Corporation or its Subsidiaries is indebted to or under any financial obligation to the Corporation or the Subsidiaries, on any account whatsoever.

(49)	There are no material liabilities of the Corporation, whether direct, indirect, absolute, contingent or otherwise which are not disclosed or reflected in the financial statements.

(50)	Since September 30, 2017, there has not been any adverse material change of any kind whatsoever in the financial position or condition of the Corporation or its Subsidiaries or any damage, loss or other change of any kind whatsoever in circumstances materially affecting its business, affairs, capital stock, prospects or assets, or the right or capacity of the Corporation or its Subsidiaries to carry on its business, such business having been carried on in the ordinary course.

(51)	All contracts and agreements material to the Corporation and the Subsidiaries other than those entered into in the ordinary course of its business as presently conducted have been disclosed in the Final Prospectus and Canadian Final Prospectus, and neither the Corporation nor any of the Subsidiaries has approved or entered into any binding agreement in respect of, nor has any knowledge of, the purchase of any material property or assets or any interest therein or the sale, transfer or other disposition of any material property or assets or any interest therein currently owned, directly or indirectly, by the Corporation or the Subsidiaries, whether by asset sale, transfer of shares or otherwise, except as disclosed in the Final Prospectus and Canadian Final Prospectus.

(52)	There are no amendments to the Material Contracts that have been, are required to be or, to the knowledge of the Corporation or any of the Subsidiaries, are proposed to be, made.

(53)	All tax returns, reports, elections, remittances, filings, withholdings and payments of the Corporation and the Subsidiaries required by applicable laws to have been filed or made, have been filed or made (as the case may be) and are substantially true, complete and correct, and all taxes owing of the Corporation as at September 30, 2017 have been paid or accrued in the annual financial statements.

(54)	To the Corporation’s knowledge, no examination of any tax return of the Corporation or any of the Subsidiaries is currently in progress and there are no material issues or disputes outstanding with any governmental authority respecting any taxes that have been paid, or may be payable by the Corporation or any of the Subsidiaries. There are no agreements, waivers or other arrangements with any taxation authority providing for an extension of time for any assessment or reassessment of taxes with respect to the Corporation or any of the Subsidiaries.

(55)	There are no material actions, suits, judgments, investigations or proceedings of any kind whatsoever outstanding or, to the Corporation’s knowledge, pending, threatened against or affecting the Corporation or any of the Subsidiaries or, to the Corporation’s knowledge, its directors or officers at law or in equity or before or by any governmental authority.

(56)	In connection with the ownership, use, maintenance or operation of its property and assets, none of the Corporation nor any of the Subsidiaries has any knowledge of a material violation of any applicable federal, provincial, state, municipal or local laws, by-laws, regulations, orders, policies, permits, licenses, certificates or approvals having the force of law, domestic or foreign, relating to environmental, health or safety matters or hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “environmental laws”). Without limiting the generality of the foregoing:

(a)	each of the Corporation and the Subsidiaries has occupied its properties and has received, handled, used, stored, treated, shipped and disposed of all hazardous or toxic substances or wastes, pollutants or contaminants in material compliance with all applicable environmental laws and has received all permits, licenses or other approvals required of them under applicable environmental laws to conduct their respective businesses; and

(b)	there are no orders, rulings or directives issued against the Corporation or any of the Subsidiaries and, to the knowledge of the Corporation, there are no orders, rulings or directives pending or threatened against the Corporation or any of the Subsidiaries under or pursuant to any environmental laws requiring any work, repairs, construction or capital expenditures with respect to any property or assets of the Corporation.

(57)	No notice with respect to any of the matters referred to in the immediately preceding paragraph, including any alleged violations by the Corporation or any of the Subsidiaries with respect thereto has been received by the Corporation or any of the Subsidiaries and no writ, injunction, order or judgement is outstanding, and no legal proceeding under or pursuant to any environmental laws or relating to the ownership, use, maintenance or operation of the property and assets of the Corporation or any of the Subsidiaries is in progress, or, to the knowledge of the Corporation, threatened or pending, which could be expected to have a Material Adverse Effect, and, to the knowledge of the Corporation, there are no grounds or conditions which exist, on or under any property now or previously owned, operated or leased by the Corporation or any of the Subsidiaries, on which any such legal proceeding might be commenced.

(58)	None of the Corporation, the Subsidiaries nor, to the knowledge of the Corporation, any of their directors or officers is in breach or violation of any law, ordinance, statute, regulation, by-law, order or decree of any kind whatsoever where such breach or violation could have a Material Adverse Effect.

(59)	The auditors who audited the annual financial statements are and have been independent registered public accountants as required under Applicable Securities Laws and there has never been a “reportable event” (within the meaning of the Rules and Regulations and NI 51-102 Continuous Disclosure Obligations) between the Corporation and such auditors nor has there been any event which has led any of the Corporation’s current auditors to threaten to resign as auditors.

(60)	Except as provided herein, there is no person, firm or corporation which has been engaged by the Corporation to act for the Corporation and which is entitled to any brokerage or finder’s fee in connection with this Agreement or the transactions contemplated hereunder, including the Private Placement.

(61)	The operations of the Corporation are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the money laundering statutes in all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental authority (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any governmental authority or non-governmental authority involving the Corporation with respect to the Money Laundering Laws is to the knowledge of the Corporation pending or threatened.

(62)	No material labour dispute with the employees of the Corporation or the Subsidiaries currently exists or, to the knowledge of the Corporation or the Subsidiaries, is imminent and none of the Corporation nor the Subsidiaries is a party to any collective bargaining agreement, and, to the knowledge of the Corporation, no action has been taken or is contemplated to organize any employees of the Corporation or any of the Subsidiaries.

(63)	No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of any governmental authority is necessary or required for the performance by the Corporation of its obligations hereunder, in connection with the Offering and the Private Placement in the Qualifying Jurisdictions and the United States, or the consummation of the transactions contemplated by this Agreement, except filings with Nasdaq and the TSX and the securing of their approval to the Offering and the Private Placement and the filing of the Final Prospectuses and the Canadian Final Prospectuses and the issue of the Passport Prospectus Receipt or such as have been already obtained under Applicable Securities Laws.

(64)	All information and documentation concerning the Corporation and the Subsidiaries (including the Property Rights and Material Contracts), the Offered Securities and the Private Placement Securities, and the Offering and the Private Placement, that has been provided to the Underwriters on their request by the Corporation in connection with this Agreement is accurate and complete in all material respects and does not contain any misrepresentations.

(65)	To the knowledge of the Corporation, no action has been taken by any persons which would in any way limit, restrict or cause interference with any mineral exploration and development work which the Corporation currently proposes to carry out on the Material Properties.

(66)	None of the Corporation or any of its Subsidiaries and the businesses now run by the Corporation or any of its Subsidiaries, and none of the directors, officers, supervisors, managers, agents, employees or other persons associated with or acting on behalf of the Corporation or any of its Subsidiaries has, to their knowledge (i) made or authorized any contribution, payment or gift of funds, property or anything else of value to any official, employee or agent of any governmental authority in the United States or any other jurisdiction, (ii) used any corporate funds, or made any direct or indirect unlawful payment from corporate funds, to any foreign or domestic government official or employee or for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977 or the Corruption of Foreign Public Officials Act (Canada), including making any contribution to any candidate for public office, in either case, where either the payment or gift or the purpose of such contribution, payment or gift was or is prohibited under the foregoing or any other applicable Law; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(67)	None of the Corporation, any of its Subsidiaries or, to the knowledge of the Corporation, any director, officer, or employee of the Corporation or any of its Subsidiaries is currently subject to U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”), and the Corporation will not directly or indirectly use the proceeds of the Offering and the Private Placement, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(68)	The Corporation is eligible to file the Canadian Base Prospectus and Canadian Prospectus Supplement in each of the Qualifying Jurisdictions pursuant to applicable Canadian Securities Laws and on the date of and upon filing of the Canadian Final Prospectus there will be no documents required to be filed under the Canadian Securities Laws in connection with the offer and sale of the Offered Securities and the Private Placement Securities that will not have been filed as required.

(69)	The auditors of the Corporation have not provided any material comments or recommendations to the Corporation regarding its accounting policies, internal control systems or other accounting or financial practices that have not been implemented by the Corporation.

(70)	The Corporation maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed so that information required to be disclosed by the Corporation in the reports that it files or submits under the Exchange Act is made known to the Corporation’s management and is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms; such disclosure controls and procedures were effective as of September 30, 2017.

(71)	Neither the Corporation nor any of the Subsidiaries, nor to the knowledge of the Corporation, any of the Corporation’s affiliates, has taken, nor will the Corporation, any Subsidiary or, to the knowledge of the Corporation, any such affiliate take, directly or indirectly, any action that has constituted, or that might reasonably be expected to cause or result in, the stabilization or manipulation of the price of any security of the Corporation in connection with the Offering and the Private Placement to facilitate the sale or resale of the Offered Securities or Private Placement Securities.

(72)	The Corporation is not and, after giving effect to the Offering and the Private Placement and the application of the proceeds thereof as described in the Offering Documents under the heading “Use of Proceeds,” will not be an “investment company,” required to be registered as an investment company, under the U.S. Investment Company Act of 1940, as amended.

(73)	All Canadian Offering Documents, as of the time of filing thereof, will comply, in all material respects with the applicable requirements of Canadian Securities Laws; all Canadian Offering Documents, as of the time of filing thereof and as of the Firm Closing Time and the Option Closing Time, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; and all Canadian Offering Documents, as of the time of filing thereof and as of the Firm Closing Time and the Option Closing Time as the case may be, will constitute, full, true and plain disclosure of all material facts relating to the Offered Securities and to the Corporation; provided, however, that this representation and warranty shall not apply to any Underwriter Information.

(74)	The representations and warranties of the Corporation contained in this Section 7 of the Agreement shall be true at the Closing Time as though they were made at the Closing Time and they shall survive the completion of the transactions contemplated under this Agreement.

(75)	None of the Corporation, its affiliates, or any person acting on its or their behalf, (i) in connection with the offer or sale of the Private Placement Securities has engaged or will engage in any General Solicitation or General Advertising or in any activity involving a public offering within the meaning of Section 4(a)(2) of the Securities Act or Canadian Securities Laws; or (ii) within the six months’ period prior to the date hereof has offered or sold any securities of the Corporation, or after the date hereof will sell, offer for sale or solicit any offer to buy any of the securities of the Corporation, in a manner that would cause any exemptions or exclusions from registration, qualification or prospectus delivery requirements to become unavailable with respect to the offer and sale of the Private Placement Securities pursuant to the Subscription Agreements.

(76)	The offer, sale and issuance of the Private Placement Securities in the Private Placement are exempt from any prospectus or offering memorandum filing or delivery requirements of applicable Canadian Securities Laws, do not require the obtaining any order or ruling of the securities regulatory authorities in any of the Qualifying Jurisdictions, and are exempt from registration under the Securities Act and any applicable state securities laws.

(77)	The Corporation is not disqualified from relying on Rule 506 of Regulation D under the Securities Act (“Rule 506”) for any of the reasons stated in Rule 506(d) in connection with the Private Placement, and the Corporation has exercised reasonable care, including conducting a factual inquiry that is appropriate in light of the circumstances, into whether any such disqualification under Rule 506(d) exists as of the date hereof; and (ii) there are no matters that would have triggered disqualification under Rule 506(d) but which occurred before September 23, 2013, and the Corporation has exercised reasonable care, including conducting a factual inquiry that is appropriate in light of the circumstances, into whether any such disqualification under Rule 506(d) would have existed before September 23, 2013 and whether any disclosure is required to be made to potential investors under Rule 506(e).

(78)	None of the Subscription Agreements and other documentation concerning the Corporation and its Subsidiaries (including the Property Rights and Material Contracts), the Private Placement Securities or the Private Placement (collectively, with the Subscription Agreements, the “Private Placement Documents”) that has been, or will be, provided or made available by or on behalf of the Company or any of its affiliates to any Private Placement Subscriber conflicts with, or contains any material information not contained in, the Offering Documents or contained, contains or will contain an untrue statement of a material fact or omitted, omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Except as set forth in the Subscription Agreements, no documentation concerning the Corporation and its Subsidiaries (including the Property Rights and Material Contracts), the Private Placement Securities or the Private Placement has been, or will be, provided or made available by or on behalf of the Company or any of its affiliates to any Private Placement Subscriber.

Section 8          Representations, Warranties and Covenants of the Underwriters

(1)	Each Underwriter hereby severally, and not jointly, nor jointly and severally, on its behalf and on behalf of its U.S. Affiliate, if any, represents and warrants to the Corporation that:

(a)	it is, and will remain so, until the completion of the Offering and the Private Placement, appropriately registered under Applicable Securities Laws so as to permit it to lawfully fulfill its obligations hereunder; and

(b)	it has good and sufficient right and authority to enter into this Agreement and complete the transactions contemplated under this Agreement on the terms and conditions set forth herein.

Section 9          Indemnification

(1)	The Corporation agrees to indemnify and hold harmless each Underwriter, its affiliates, its directors, officers, employees, partners, agents, its selling agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act as follows:

(a)	against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430B Information, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or any misrepresentation or alleged misrepresentation included (A) in any preliminary prospectus or other U.S. Offering Document, (B) in any Canadian Offering Document, or (C) in any Private Placement Document, or (D) in any other materials or information provided to investors by, or with the prior written approval of, the Corporation in connection with the marketing of the offering of the Offered Securities and Private Placement Securities (“Offering Materials”), including any roadshow or investor presentations made to investors by the Corporation (whether in person or electronically), or the omission or alleged omission in any preliminary prospectus, any other U.S. Offering Document, any Canadian Offering Document, or any Private Placement Document or in any Offering Materials of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; (ii) the breach by the Corporation of, or default under, any term, condition, covenant or agreement of the Corporation made or contained herein, in any Subscription Agreement or in any other document of the Corporation delivered pursuant thereto or made by the Corporation in connection with the sale of the Private Placement Securities or the breach of any representation or warranty of the Corporation made or contained in any Subscription Agreement or in any other document of the Corporation delivered in connection with the sale of the Private Placement Securities being or being alleged to be untrue, false or misleading; or (iii) the non-compliance or alleged non-compliance by the Corporation with any of the Applicable Securities Laws relating to or connected with the offer or sale of the Private Placement Shares (any of (ii), or (iii), a “Violation”);

(b)	against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental authority, commenced or threatened, or of any claim whatsoever based upon any such untrue statement, omission or misrepresentation, alleged untrue statement, omission or misrepresentation or Violation; provided that (subject to Section 9(4) below) any such settlement is effected with the written consent of the Corporation;

(c)	against any and all expense whatsoever (including the fees and disbursements of one counsel (in addition to any relevant local counsel) chosen by the Representatives), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental authority, commenced or threatened, or any claim whatsoever based upon any such untrue statement, omission or misrepresentation or alleged untrue statement, omission or misrepresentation or Violation, to the extent that any such expense is not paid under (a) or (b) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement, omission or misrepresentation or alleged untrue statement, omission or misrepresentation made in the Registration Statement (or any amendment thereto), including the Rule 430B Information, any preliminary prospectus, any other U.S. Offering Document or any Canadian Offering Document in reliance upon and in conformity with the Underwriter Information.

(2)	Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Corporation, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Corporation within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsections (a) and (b) of Section 9(1), as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430B Information, any preliminary prospectus, any other U.S. Offering Document or any Canadian Offering Document in reliance upon and in conformity with the Underwriter Information.

(3)	Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Sections 9(1) above, counsel to the indemnified parties shall be selected by the Representatives, and, in the case of parties indemnified pursuant to Section 9(2) above, counsel to the indemnified parties shall be selected by the Corporation. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any relevant local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental authority, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 9 or Section 10 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(4)	If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 9(1)(b) hereof effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

Section 10        Contribution

(1)	If the indemnification provided for in Section 9 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Corporation, on the one hand, and the Underwriters, on the other hand, from the offering of the Offered Securities and Private Placement Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable Law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Corporation, on the one hand, and of the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

(2)	The relative benefits received by the Corporation, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Offered Securities and the Private Placement Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Offered Securities and the Private Placement Securities pursuant to this Agreement (before deducting expenses) received by the Corporation, on the one hand, and the total underwriting discount and Private Placement fees and commissions received by the Underwriters, on the other hand, in each case as set forth on the cover of (or in the case of the Private Placement fees, under “Concurrent Private Placement” in) the Prospectus, bear to the aggregate public offering price of the Offered Securities and Private Placement Shares as set forth on the cover of the Prospectus.

(3)	The relative fault of the Corporation, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact or misrepresentation or alleged misrepresentation relates to information supplied by the Corporation or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement, omission or misrepresentation.

(4)	The Corporation and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 10 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 10. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 10 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental authority, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement, omission or misrepresentation or alleged omission or misrepresentation.

(5)	Notwithstanding the provisions of this Section 10, no Underwriter shall be required to contribute any amount in excess of the underwriting commissions and discounts and placement fees received by such Underwriter hereunder in connection with the offering of the Offered Securities and the Private Placement Securities in respect of which such Underwriter has received such commissions, discounts and placement fees. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(6)	For purposes of this Section 10, each person, if any, who controls an Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and each Underwriter’s affiliates, directors, officers, employees, partners, agents, advisors, shareholders and selling agents shall have the same rights to contribution as such Underwriter, and each director of the Corporation, each officer of the Corporation who signed the Registration Statement, and each person, if any, who controls the Corporation within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Corporation. The Underwriters’ respective obligations to contribute pursuant to this Section 10 are several in proportion to the number of Offered Securities set forth opposite their respective names in Schedule A hereto and not joint.

Section 11        Covenants of the Corporation

The Corporation covenants and agrees with the Underwriters that:

(1)	The Corporation will advise the Underwriters, promptly after receiving notice thereof, of the time when the Offering Documents have been filed and receipts, as applicable, therefor have been obtained and will provide evidence reasonably satisfactory to the Underwriters of each such filing and copies of such receipts.

(2)	The Corporation, subject to Section 11(2) hereof, will comply with the requirements of Rule 430B, and will notify the Representatives promptly, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall have been filed or been declared effective or any amendment or supplement to the Prospectus, any Issuer Free Writing Prospectus (including the Issuer Free Writing Prospectuses on Schedule E) shall have been filed or distributed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus, including any document incorporated by reference therein, or for additional information, including any request for information concerning any oral or written communication with potential investors and undertaken in reliance on Section 5(d) of the Securities Act, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment or of any order preventing or suspending the use of any preliminary prospectus, the Prospectus, or of the suspension of the qualification of the Offered Securities or the Private Placement Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(d) or 8(e) of the Securities Act concerning the Registration Statement, (v) of the occurrence of any event or development at any time when a prospectus relating to the Offered Securities is (or, but for the exception afforded by Rule 172 of the Rules and Regulations (“Rule 172”), would be) required by the Securities Act to be delivered in connection with sales of the Offered Securities (the “Prospectus Delivery Period”) as a result of which the Prospectus, the General Disclosure Package or any Issuer Free Writing Prospectus, as then amended or supplemented, would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the General Disclosure Package, any such Issuer Free Writing Prospectus is delivered to a purchaser, not misleading; and (vi) if the Corporation becomes the subject of a proceeding under Section 8A of the Securities Act in connection with the offering of the Offered Securities. The Corporation will effect all filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such Prospectus. The Corporation will use commercially reasonable efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any preliminary prospectus, the Prospectus or suspending any such qualification of the Offered Securities and, if any such order is issued, will use commercially reasonable efforts to obtain as soon as possible the withdrawal thereof.

(3)	The Corporation will comply with the Securities Act and the Rules and Regulations during the Prospectus Delivery Period so as to permit the completion of the distribution of the Offered Securities as contemplated in this Agreement and in the Registration Statement, the General Disclosure Package and the Prospectus. If at any time during the Prospectus Delivery Period any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Corporation, to (i) amend the Registration Statement in order that the Registration Statement will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) amend or supplement the General Disclosure Package or the Prospectus in order that the General Disclosure Package or the Prospectus, as the case may be, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser or (iii) amend the Registration Statement or amend or supplement the General Disclosure Package or the Prospectus, as the case may be, in order to comply with the requirements of the Securities Act or the Rules and Regulations, the Corporation will promptly (A) give the Representatives notice of such event, (B) prepare any amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement, the General Disclosure Package or the Prospectus comply with such requirements and, a reasonable amount of time prior to any proposed filing or use, furnish the Representatives with copies of any such amendment or supplement and (C) file with the Commission any such amendment or supplement; provided that the Corporation shall not file or use any such amendment or supplement to which the Representatives or counsel for the Underwriters shall reasonably object unless the Corporation reasonably believes that the failure to file or use such amendment or supplement would constitute a violation of law or subject it to liability. The Corporation will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request. The Corporation has given the Representatives notice of any filings made pursuant to the Exchange Act within 48 hours prior to the Applicable Time; the Corporation will give the Representatives notice of its intention to make any such filing from the Applicable Time to the Closing Time and will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall reasonably object unless the Corporation reasonably believes that the failure to file or use such amendment or supplement would constitute a violation of law or subject it to liability.

(4)	The Corporation has delivered to each Underwriter, without charge, as many copies of any preliminary prospectus as the Representatives may reasonably request on behalf of the Underwriters, and the Corporation hereby consents to the use of such copies for purposes permitted by the Securities Act and Canadian Securities Laws. The Corporation will furnish to each Underwriter, without charge, during the period when a prospectus relating to the Offered Securities is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the Securities Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(5)	The Corporation will use the net proceeds received by it from the sale of the Offered Securities in the manner specified in the Registration Statement, the General Disclosure Package, the Prospectus and the Canadian Offering Documents under “Use of Proceeds.”

(6)	The Corporation, during the period when a Prospectus relating to the Offered Securities is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the Securities Act, will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act.

(7)	During a period of 90 days from the date of the Prospectus (the “Lock-Up Period”), the Corporation will not, without the prior written consent of the Representatives, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares or file any registration statement under the Securities Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of Common Shares, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Shares or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Offered Securities and the Private Placement Securities, (B) any Common Shares issued by the Corporation upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and referred to in the Registration Statement (excluding exhibits thereto), the General Disclosure Package, the Prospectus and the Canadian Offering Documents, or (C) any Common Shares issued or options to purchase Common Shares granted pursuant to employee benefit plans of the Corporation referred to in the Registration Statement, the General Disclosure Package, the Prospectus and the Canadian Offering Documents; provided that, in each case, the recipient of such Common Shares or other securities is subject to substantially the same restrictions as those contained in this Section 11(7).

(8)	The Corporation shall cooperate with the Representatives and counsel for the Underwriters to qualify or register the Offered Securities and the Private Placement Securities for sale under (or obtain exemptions from the application of) U.S. Securities Laws, Canadian Securities Laws, or other foreign laws of jurisdictions designated by the Representatives, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Offered Securities and the Private Placement Securities. The Corporation shall not be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any jurisdiction in which it is not presently qualified or where it would be subject to taxation as a foreign corporation (except service of process with respect to the offering and sale of the Offered Securities and the Private Placement Securities). The Corporation will advise the Representatives promptly of the suspension of the qualification or registration of (or any exemption relating to) the Offered Securities or the Private Placement Securities for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Corporation shall use its commercially reasonable efforts to obtain the withdrawal thereof at the earliest possible moment.

(9)	Concurrently with the filing of the Final Prospectuses the Corporation shall also deliver or cause to be delivered to the Underwriters, concurrently with the execution of this Agreement, a “long form” comfort letter of KBL, LLP, in form and substance satisfactory to the Underwriters, acting reasonably, addressed to the Underwriters, the U.S. Affiliates and the Board of Directors of the Corporation, with respect to certain financial and accounting information relating to the Corporation and its Subsidiaries and affiliates contained in the Final Prospectuses, which letter shall be in addition to the auditors’ report incorporated by reference in the Offering Documents.

(10)	The Corporation shall, at all times while any Warrants are outstanding, use its best efforts to maintain a registration statement covering the issue and sale of the Warrant Shares upon exercise of the Warrants such that the Warrant Shares, when issued, will not be subject to resale restrictions under the Securities Act except to the extent that the Warrant Shares are owned by affiliates.

(11)	The Corporation shall, at all times while any Warrants are outstanding, reserve and keep available out of the aggregate of its authorized but unissued and otherwise unreserved Common Shares, solely for the purpose of enabling it to issue Warrant Shares upon exercise of such Warrants, the number of Warrant Shares that are initially issuable and deliverable upon the exercise of the then-outstanding Warrants.

Section 12        All Terms to be Conditions

The Corporation agrees that the conditions contained in this Agreement will be complied with insofar as the same relate to acts to be performed or caused to be performed by the Corporation. Any breach or failure by the Corporation to comply with any of the conditions set out in this Agreement shall entitle the Underwriters to terminate their obligation to purchase the Offered Securities, by written notice to that effect given to the Corporation at or prior to the Firm Closing Time or the Option Closing Time, as applicable. It is understood that the Underwriters may waive, in whole or in part, or extend the time for compliance with, any of such terms and conditions without prejudice to the rights of the Underwriters in respect of any such terms and conditions or any other or subsequent breach or non-compliance; provided that to be binding on the Underwriters any such waiver or extension must be in writing and signed by the Representatives.

Section 13        Termination by Underwriters; Default

(1)	The Representatives may terminate this Agreement, by notice to the Corporation, at any time at or prior to the Closing Time:

(a)	(i) if there has been, in the judgment of the Representatives, since the time of execution of this Agreement or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package, the Prospectus or any Canadian Offering Document, a Material Adverse Effect or (ii) if there has arisen a new material fact relating to the Corporation its is business, affairs or prospects;

(b)	if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the completion of the Offering or to enforce contracts for the sale of the Offered Securities or the Private Placement Securities;

(c)	if trading in any securities of the Corporation has been suspended or materially limited by the Commission, Nasdaq or the TSX or has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, the Financial Industry Regulatory Authority, (“FINRA”) or any other governmental authority; or

(d)	a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or Canada, or if a banking moratorium has been declared by either U.S. federal, Canadian or New York authorities.

(2)	If this Agreement is terminated by any of the Underwriters pursuant to Section 13(1), there shall be no further liability on the part of such Underwriter or of the Corporation to such Underwriter, except in respect of any liability which may have arisen or may thereafter arise under Section 9, Section 10 and Section 17.

Section 14        Default by One or More of the Underwriters or the Corporation

(1)	If one or more of the Underwriters shall fail at the Firm Closing Time or an Option Closing Time to purchase the Offered Securities which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representatives shall have the right, within 24 hours thereafter, make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters reasonably satisfactory to the Corporation, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

(a)	if the number of Defaulted Securities does not exceed 10% of the number of Offered Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

(b)	if the number of Defaulted Securities equals or exceeds 10% of the number of Offered Securities to be purchased on such date, this Agreement or, with respect to any Option Closing Time which occurs after the Firm Closing Time, the obligation of the Underwriters to purchase, and the Corporation to sell, the Additional Shares and/or Additional Warrants to be purchased and sold at such Option Closing Time shall terminate without liability on the part of any non-defaulting Underwriter. Any termination of this Agreement pursuant to this Section 14 shall be without liability on the part of the Corporation, except that the Corporation will continue to be liable for the payment of expenses as set forth in Section 17 hereof and provided further that Sections 7, 9, 10, 14(1), 21, 24 and 25 shall survive such termination and remain in full force and effect.

(c)	No action taken pursuant to this Section 14 shall relieve any defaulting Underwriter from liability in respect of its default.

(d)	In the event of any such default which does not result in a termination of this Agreement or, in the case of an Option Closing Time which is after the Firm Closing Time, which does not result in a termination of the obligation of the Underwriters to purchase and the Corporation to sell the relevant Additional Shares and/or Additional Warrants, as the case may be, either (i) the Representatives or (ii) the Corporation shall have the right to postpone the Firm Closing Time or the relevant Option Closing Time, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement, the General Disclosure Package, the Prospectus or any Canadian Offering Document or in any other documents or arrangements.

(2)	If the Corporation shall fail at the Firm Closing Time or an Option Closing Time, as the case may be, to sell the number of Offered Securities that it is obligated to sell hereunder, then this Agreement shall terminate without any liability on the part of any nondefaulting party; provided, however, that the provisions of Sections 7, 9, 10, 14(2), 17, 21, 24 and 25 shall remain in full force and effect. No action taken pursuant to this Section 14 shall relieve the Corporation from liability, if any, in respect of such default.

Section 15        Conditions of Closing and Option Closing

(1)	The obligations of the Underwriters under this Agreement are subject to the accuracy of the representations and warranties of the Corporation contained in this Agreement and the accuracy of the representations and warranties of the Corporation and the Private Placement Subscribers contained in the Subscription Agreements, in each case as of the date of this Agreement, the Firm Closing Time and the Option Closing Time (as applicable), the performance by the Corporation of its obligations under this Agreement, the Warrants and the Subscription Agreements, and:

(a)	the Private Placement closing concurrently with the closing of this Offering; and

(b)	receipt by the Underwriters, at the Firm Closing Time or Option Closing Time, as applicable, of:

(i)	a favorable legal opinion, dated the Firm Closing Time and the Option Closing Time, as applicable, from Davis Graham & Stubbs LLP, the Corporation's U.S. counsel, addressed to the Underwriters and the U.S. Affiliates, in form and substance satisfactory to the Representatives and Underwriters’ counsel;

(ii)	a favorable legal opinion, dated the Firm Closing Time or Option Closing Time, as applicable, from Stikeman Elliott LLP, the Corporation’s Canadian counsel, as to matters of Canadian federal and provincial law, addressed to the Underwriters, the U.S. Affiliates and Underwriters’ counsel, in form and substance satisfactory to the Representatives and their counsel;

(iii)	a favorable legal opinion, dated the Firm Closing Time or Option Closing Time, as applicable, from the Law Office of Jeff N. Faillers, P.C., the Corporation’s local counsel, addressed to the Underwriters and the U.S. Affiliates, with respect to title to and ownership rights in the Relief Canyon Project, in form and substance satisfactory to the Representatives and Underwriters’ counsel, dated within one week of the Firm Closing Time or Option Closing Time, as applicable;

(iv)	a certificate of the chief financial of the Corporation confirming that all requisite filings have been made and fees paid to maintain the status of the Relief Canyon Project, in form and substance acceptable to the Representatives and Underwriters’ counsel, dated within one day of the Firm Closing Time or Option Closing Time, as applicable;

(v)	certificates or evidence of registration representing, in the aggregate, the Firm Shares (or Additional Shares, as applicable) in the name of DTC or its nominees or in such other name(s) as the Underwriters shall have directed;

(vi)	certificates representing, in the aggregate, the Firm Warrants (or Additional Warrants as applicable) in such name(s) as the Underwriters shall have directed;

(vii)	the auditor's comfort letter dated the Firm Closing Time or the Option Closing Time, as applicable, updating the comfort letter referred to in Section 11(9) above with such changes as may be necessary from the comfort letter delivered previously to bring the information therein forward to a date which is within two Business Days of the Firm Closing Time or the Option Closing Time, as applicable;

(viii)	evidence satisfactory to the Representatives that the Shares and the Private Placement Shares shall have been listed and admitted and authorized for trading on Nasdaq and the TSX, subject only to the official notice of issuance in the case of Nasdaq and customary conditional approval conditions in the case of the TSX;

(ix)	evidence satisfactory to the Underwriters that FINRA shall not have raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements of the Offering and the Private Placement;

(x)	at the Firm Closing Time or Option Closing Time, as applicable, a certificate of good standing for each of the Corporation and the Material Subsidiaries dated within one Business Day (or such earlier or later date as the Representatives may accept) of such Closing Time; and

(xi)	such other documents as the Underwriters or counsel to the Underwriters may reasonably require; and

(c)	all proceedings taken by the Corporation in connection with the issuance and sale of the Offered Securities and the Private Placement Securities shall be satisfactory in form and substance to the Underwriters and counsel for the Underwriters, acting reasonably ;

(d)	the Private Placement shall have been consummated and the Private Placement fees shall have been paid to the Underwriters in accordance with Section 2(5); and

(e)	at the Firm Closing Time or Option Closing Time (as applicable), there shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, any Material Adverse Effect, and the Representatives shall have received a certificate of the Chief Executive Officer or the President of the Corporation and of the chief financial or chief accounting officer of the Corporation, dated as of such Closing Time, to the effect that (i) there has been no such Material Adverse Effect, (ii) the representations and warranties of the Corporation in this Agreement are true and correct with the same force and effect as though expressly made at and as of such Closing Time, (iii) the Corporation has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to such Closing Time, (iv) no stop order suspending the effectiveness of the Registration Statement under the Securities Act has been issued, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to their knowledge, contemplated, (v) the Corporation is a “reporting issuer” or its equivalent under the Canadian Securities Laws and eligible to use the Short Form Prospectus System under NI 44-101, and (vi) that, to the knowledge, information and belief of the persons signing such certificate, after having made reasonable inquiries, no order, ruling or determination having the effect of ceasing or suspending trading in the Common Shares has been issued and no proceedings for such purpose are pending or are contemplated or threatened.

If any condition specified in this Section 15 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representatives by notice to the Corporation at any time at or prior to the Firm Closing Time; provided, however, that the provisions of Sections 7, 9, 10, 15, 17, 21, 24 and 25 shall remain in full force and effect. No action taken pursuant to this Section 15 shall relieve the Corporation from liability, if any, in respect of any breach hereof or default hereunder..

Section 16        U.S. Affiliates of Representatives

For the avoidance of doubt and without limiting any of the representations, warranties, covenants and agreements of the Corporation hereunder or any of the rights or remedies of the Underwriters hereunder (including under Section 2(6)), it is hereby acknowledged and agreed that Canaccord’s U.S. Affiliate will be offering and selling the Offered Securities, in the United States on behalf of Canaccord, that BMO’s U.S. Affiliate will be offering and selling the Offered Securities, in the United States on behalf of BMO, that Cantor’s U.S. Affiliate will be offering and selling the Offered Securities, in the United States on behalf of Cantor, in accordance with Section 2, and that each of the U.S. Affiliates shall be entitled to rely upon and to the benefit of the representations, warranties, covenants and agreements (including indemnification under Section 9 and contribution under Section 10) made by the Corporation herein and upon any opinions, certificates and other documents delivered by the Corporation. The Corporation acknowledges and agrees that, by virtue of this Section 16, each U.S. Affiliate is an express-third party beneficiary of the representations, warranties, covenants and agreements (including indemnification under Section 9 and contribution under Section 10) and, as a result, is entitled to enforce this Agreement as if a party hereto.

Section 17        Expenses

The Corporation, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, will pay or cause to be paid (A) all expenses (including transfer taxes allocated to the respective transferees) incurred in connection with the delivery to the Underwriters of the Offered Securities, (B) all expenses and fees (including fees and expenses of the Corporation’s counsel) in connection with the preparation, printing, filing, delivery, and shipping of the Registration Statement (including the financial statements therein and all amendments, schedules, and exhibits thereto), the Offered Securities, the General Disclosure Package, the Prospectus, any Issuer Free Writing Prospectus and any amendment thereof or supplement thereto, (C) all reasonable filing fees and reasonable fees and disbursements of the Underwriters’ counsel incurred in connection with the qualification of the Offered Securities for offering and sale by any Underwriter or by dealers under the securities or blue sky laws of the states and other jurisdictions that any Underwriter shall designate, (D) the fees and expenses of any transfer agent or registrar, (E) the reasonable filing fees and reasonable fees and disbursements of Underwriters’ counsel incident to any required review and approval by FINRA, of the terms of the sale of the Offered Securities, (F) listing fees, if any, and (G) all other costs and expenses incident to the performance of its obligations hereunder that are not otherwise specifically provided for herein. In addition to the foregoing, the Corporation will reimburse the Representatives for their reasonable expenses incurred in connection with the purchase and sale of the Offered Securities contemplated hereby and service as placement agent with respect to the Private Placement Securities the “Underwriters’ Expenses”) up to a maximum amount of $200,000 for all such expenses unless the Corporation approves in writing Underwriters’ Expenses in excess of such amount in advance. If this Agreement is terminated by the Representatives in accordance with the provisions of Section 13 or Section 15, the Corporation will reimburse the Representatives for all out-of-pocket disbursements (including reasonable fees and disbursements of counsel, travel expenses, postage, facsimile and telephone charges) incurred by the Representatives in connection with their investigation, preparing to market and marketing the Offered Securities or serving as placement agent with respect to the Placement Agent Shares or in contemplation of performing their obligations hereunder; provided, however, that the Corporation shall not be obligated to reimburse the Representatives pursuant to this sentence for out-of-pocket disbursements in excess of $200,000 in the aggregate. For the avoidance of doubt, nothing contained in this paragraph shall be deemed to limit the Corporation’s indemnification obligations set forth in Section 9 and contribution obligations set forth in Section 10.

Section 18        No Advisory or Fiduciary Relationship

The Corporation acknowledges and agrees that (a) the purchase and sale of the Offered Securities pursuant to this Agreement, including the determination of the offering price of the Offered Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Corporation, on the one hand, and the several Underwriters, on the other hand, (b) in connection with the Offering and the process leading to such transactions, each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Corporation or its shareholders, creditors, directors, officers, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favour of the Corporation with respect to the Offering or the Private Placement or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Corporation on other matters) and no Underwriter has any obligation to the Corporation with respect to the Offering or the Private Placement except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Corporation and other participants in the Offering and Private Placement, and (e) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the Offering or the Private Placement, and the Corporation has consulted its own legal, accounting, regulatory and tax advisors to the extent it deems appropriate.

Section 19        Notices

Any notice to be given hereunder shall be in writing and may be given by mail, facsimile or by hand delivery and shall, in the case of notice to the Corporation, be addressed and faxed or delivered to:

Pershing Gold Corporation.

1658 Cole Boulevard

Building 6, Suite 210

Lakewood, CO 80401

Fax No.:	720.974.7249
Attention:	Stephen Alfers, President and Chief Executive Officer

with a copy to (such copy not to constitute notice):

Davis Graham & Stubbs LLP

1550 17th Street, Suite 500

Denver, CO 80202

Fax:	303.893.1379
Attention:	Brian Boonstra

with a copy to (such copy not to constitute notice):

Stikeman Elliott LLP

5300 Commerce Court West

199 Bay Street

Toronto, Ontario M5L 1B9

Fax:	416.947.0866
Attention:	Ivan Grbešić

and in the case of the Representatives, be addressed and faxed or delivered to:

Canaccord Genuity Corp.

Brookfield Place, 161 Bay Street

Suite 3100 P.O. Box 516

Toronto, Ontario M5J 2S1

Fax:	416.869.3876
Attention:	Craig G.H. Warren

- and –

BMO Nesbitt Burns Inc.

1 First Canadian Place, 4th Floor

Toronto, ON M5X 1H3

Fax:	416.359.4459
Attention:	Joshua Goldfarb

- and –

BMO Capital Markets Corp.

3 Times Square, 25th Floor

New York, NY 10036

Fax:	212.885.4165
Attention:	Equity Capital Markets

- and –

Cantor Fitzgerald Canada Corporation

181 University Avenue, Suite 1500

Toronto, ON M5H 3M7

Fax:	416.350.2985
Attention:	Graham Moylan

- and –

Cantor Fitzgerald & Co.

110 East 59th Street

New York, NY 10022

Fax:	212.829.4708
Attention:	Legal Department

with a copy to (such copy not to constitute notice):

Cooley LLP

1114 Avenue of the Americas

New York, NY 10036

Attention:	Daniel I. Goldberg, Esq.
Fax:	212.479.6275

with a copy to (such copy not to constitute notice):

Bennett Jones LLP
3400 One First Canadian Place

P.O. Box 130

Toronto, Ontario M5X 1A4

Attention:	James Clare
Fax No.:	416.863.1716

The Corporation and the Underwriters may change their respective addresses for notice by notice given in the manner referred to above.

Section 20        Authority of Representatives

In connection with this Agreement, the Representatives will act for or on behalf of the several Underwriters, and any action taken under this Agreement by the Representatives will be binding on all Underwriters.

Section 21        Survival

All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Corporation submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Underwriter or its affiliates or selling agents, any person controlling any Underwriter, its officers and directors, or any person controlling the Corporation and (ii) delivery of and payment for the Offered Securities and Private Placement Securities.

Section 22        Market Stabilization

In connection with the distribution of the Offered Securities, the Underwriters (or any of them) may effect transactions which stabilize or maintain the market price of the Common Shares at levels other than those which might otherwise prevail in the open market, but in each case as permitted by Applicable Securities Laws. Such stabilizing transactions, if any, may be discontinued by the Underwriters at any time.

Section 23        Entire Agreement

Any and all previous agreements (other than the Subscription Agreements) with respect to the purchase and sale of the Offered Securities and the Private Placement Securities, whether written or oral, are terminated, and this Agreement constitutes the entire agreement between the Corporation and the Underwriters with respect to the purchase and sale of the Offered Securities and with respect to the Private Placement (subject to the Underwriters rights in respect of the Subscription Agreements as provided herein).

Section 24        Governing Law

This Agreement and any claim, controversy or dispute arising under or related to this agreement shall be governed by, and construed in accordance with the laws of, the State of New York without regard to its choice of law provisions.

Section 25        Submission to Jurisdiction.

The Corporation irrevocably (a) submits to the jurisdiction of any court of the State of New York located in New York County for the purpose of any suit, action, or other proceeding arising out of this Agreement, or any of the agreements or transactions contemplated by this Agreement, the Registration Statement, General Disclosure Package and the Prospectus and the Canadian Offering Documents (each a “Proceeding”), (b) agrees that all claims in respect of any Proceeding may be heard and determined in any such court, (c) waives, to the fullest extent permitted by law, any immunity from jurisdiction of any such court or from any legal process therein, (d) agrees not to commence any Proceeding other than in such courts, and (e) waives, to the fullest extent permitted by law, any claim that such Proceeding is brought in an inconvenient forum. EACH OF THE CORPORATION AND THE UNDERWRITERS (ON BEHALF OF ITSELF AND, TO THE FULLEST EXTENT PERMITTED BY LAW, ON BEHALF OF ITS RESPECTIVE EQUITY HOLDERS AND CREDITORS) HEREBY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED UPON, ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, THE REGISTRATION STATEMENT, THE PROSPECTUS AND THE CANADIAN OFFERING DOCUMENTS.

Section 26        Partial Unenforceability

The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

Section 27        Effect of Headings

The Section headings herein are for convenience only and shall not affect the construction hereof.

Section 28        Time of the Essence

Time shall be of the essence of this Agreement. This Agreement may be executed in counterparts, each of which when so executed shall be deemed to be an original and such counterparts together shall constitute one and the same instrument. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

REMAINDER OF PAGE INTENTIONALLY BLANK

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters and the Company in accordance with its terms.

Very truly yours,

PERSHING GOLD CORPORATION

By:	/s/ Stephen Alfers
Authorized Signatory
Name: Stephen Alfers
Title: President and Chief Executive Officer

CONFIRMED AND ACCEPTED,
as of the date first above written:

CANACCORD GENUITY CORP.

/s/ Craig Warren
Name:	Craig Warren
Title:	Managing Director

BMO Nesbitt Burns Inc.

By:	/s/ Joshua Goldfarb
	Name:	Joshua Goldfarb
	Title:	Director

CANTOR FITZGERALD CANADA CORPORATION

By:	/s/ Christopher Craib
	Name:	Christopher Craib
	Title:	President and Chief Financial Officer

For themselves and as Representatives of the Underwriters named in Schedule A hereto.

SCHEDULE A

Underwriters	Number of Firm Shares to be Purchased	Number of Firm Warrants to be Purchased	Number of Additional Shares to be Purchased	Number of Additional Warrants to be Purchased

Canaccord Genuity Corp.	753,300	301,320	112,995	45,198

BMO Nesbitt Burns Inc.	753,300	301,320	112,995	45,198

Cantor Fitzgerald Canada Corporation	753,300	301,320	112,995	45,198

Clarus Securities Inc.	170,100	68,040	25,515	10,206

Total	2,430,000	972,000	364,500	145,800

A-1

SCHEDULE B

None.

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SCHEDULE C

FORM OF LOCK-UP AGREEMENT

December __, 2017

Canaccord Genuity Corp.

Brookfield Place, 161 Bay Street

Suite 3100, P.O. Box 516

Toronto, ON M5J 2S1

BMO Nesbitt Burns Inc.

1 First Canadian Place, 4th Floor

Toronto, ON M5X 1H3

Cantor Fitzgerald Canada Corporation

181 University Avenue, Suite 1500

Toronto, ON M5H 3M7

Re:	Pershing Gold Corporation (the “Company”)

Ladies & Gentlemen:

The undersigned is an owner of record or beneficially of certain shares of common stock, par value $0.0001 per share (“Common Stock”), of the Company or securities convertible into, exchangeable, or exercisable for Common Stock (“Securities”). The Company proposes to enter into an underwriting agreement (the “Underwriting Agreement”) with respect to a public offering of Common Stock and warrants to purchase Common Stock (the “Offering”) for which you will act as co-lead underwriters. The undersigned acknowledges that the Offering will be of benefit to the undersigned. The undersigned also acknowledges that you and any other underwriter named in the Underwriting Agreement will rely on the representations and agreements of the undersigned contained in this letter agreement in entering into the Underwriting Agreement, performing your or their respective obligations under the Underwriting Agreement and otherwise serving as an underwriter in connection with the Offering.

In consideration of the foregoing, and in order to induce you to enter into the Underwriting Agreement, as underwriters, the undersigned hereby agrees that the undersigned will not, without the prior written consent of Canaccord Genuity Corp., BMO Nesbitt Burns Inc. and Cantor Fitzgerald Canada Corporation (the “Representatives”) which consent may be withheld in the Representatives’ sole discretion, directly or indirectly, sell, offer to sell, contract to sell, or grant any option for the sale (including without limitation any short sale), grant any security interest in, pledge, hypothecate, hedge, establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”), or otherwise dispose of or enter into any transaction, swap or other arrangement which is designed to, or could be expected to, result in the disposition (whether by actual disposition or transfer of the economic consequences (in whole or on part) of ownership due to cash settlement or otherwise) (collectively, a “Disposition”) of any shares of Common Stock or any Securities currently or hereafter owned either of record or beneficially (as defined in Rule 13d-3 under the Exchange Act) by the undersigned, or publicly announce the undersigned’s intention to do any of the foregoing, for a period commencing on the date hereof and continuing through the close of trading on the date ninety (90) days following the Closing Date, as defined in the Underwriting Agreement, subject to adjustment as discussed below (the “Lock-up Period”).

C-1

The foregoing restrictions have been expressly agreed to preclude the holder of shares of Common Stock and/or Securities from engaging in any hedging or other transaction that is designed to or reasonably expected to lead to or result in a Disposition of Common Stock or Securities during the Lock-up Period, even if such shares of Common Stock or Securities would be disposed of by someone other than such holder. Such prohibited hedging or other transactions would include, without limitation, any short sale (whether or not against the box) or any purchase, sale, or grant of any right (including, without limitation, any put or call option) with respect to any shares of Common Stock or Securities or with respect to any security (other than a broad-based market basket or index) that includes, relates to, or derives any significant part of its value from Common Stock or Securities.

Notwithstanding the foregoing, the undersigned may (a) complete one or more sales of Common Stock or Securities so long as the aggregate value of such sales for all directors and officers of the Company does not exceed $100,000, (b) exercise any options granted under any employee benefit plan of the Company; provided that any Common Stock or Securities acquired in connection with any such exercise will be subject to the restrictions set forth in this letter agreement, (c) complete one or more bona fide gift transfers of Common Stock or Securities to immediate family member(s) (as defined in Item 404(a) of Regulation S-K under the Exchange Act), (d) transfer Common Stock or Securities by will or the laws of descent and distribute or to one or more trusts for bona fide estate planning purposes, (e) if the undersigned is a corporation, partnership, limited liability company or other business entity, transfer Common Stock or Securities to any shareholder, partner or member of, or owner of a similar equity interest in, the undersigned, as the case may be, if, in any such case, such transfer is not for value, and (f) if the undersigned is a corporation, partnership, limited liability company or other business entity, transfer of Common Stock or Securities to another corporation, partnership, limited liability company or other business entity so long as the transferee is an affiliate (as defined below) of the undersigned and such transfer is not for value provided that, in the case of any transfer pursuant to clause (c), (d) (e) or (f), the transferee agrees to be bound in writing by the terms of this letter agreement prior to such transfer. If the undersigned is required to file a report under Section 16(a) of the Exchange Act reporting a reduction in beneficial ownership of shares of Common Stock or Securities during the Lock-Up Period, the undersigned shall include a statement in such report to the effect that, in the case of any transfer pursuant to clause (d) above, such transfer is being made as a gift or by will or intestate succession or, in the case of any transfer pursuant to clause (e) above, such transfer is being made to a shareholder, partner or member of, or owner of a similar equity interest in, the undersigned and is not a transfer for value or, in the case of any transfer pursuant to clause (f) above, such transfer is being made to another corporation, partnership, limited liability company or other business entity that is an affiliate of the undersigned and such transfer is not for value. For purposes of this paragraph, “immediate family” shall mean a spouse, child, grandchild or other lineal descendant (including by adoption), father, mother, brother or sister of the undersigned; and “affiliate” shall have the meaning set forth in Rule 405 under the Securities Act of 1933, as amended. This Agreement shall not apply to the entering into a written trading plan designed to comply with Section 10b5-1 of the Exchange Act, provided that (i) no sales or other transactions are made pursuant to such plan during the Lock-Up Period and (ii) no filing or other public announcement by any party under the Exchange Act or otherwise shall be required or shall be voluntarily made in connection therewith.

C-2

The undersigned hereby waives any rights the undersigned may have to require registration of any shares of Common Stock or Securities in connection with the Offering, including, without limitation, any right to receive notice thereof. The undersigned also agrees that, without your prior written consent (which consent may be withheld in your sole discretion), the undersigned will not, during the period commencing on the date hereof and ending upon the expiration of the Lock-up Period, make any demand for, or exercise any right with respect to, the registration of any Common Stock or Securities.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of shares of Common Stock or Securities held by the undersigned except in compliance with the foregoing restrictions.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this letter agreement. This letter agreement is irrevocable and will be binding on the undersigned and the respective successors, heirs, personal representatives, and assigns of the undersigned.

Nothing in this letter agreement shall constitute an obligation to purchase shares of Common Stock or Securities of the Company.

This letter agreement shall lapse and become null and void upon the earlier of (i) December 31, 2017, if the Company shall not have entered into the Underwriting Agreement on or prior to such date, (ii) the termination of the Underwriting Agreement prior to any closing thereunder or (iii) prior to the earlier of the first public announcement by the Company of any potential Offering and the launch of the Offering, the delivery of an officer’s certificate by the Company to both of you, certifying that the Board of Directors of the Company has passed a resolution to the effect that the Company is no longer pursuing the Offering.

This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

Printed Name of Holder

By:
Signature

Printed Name of Person Signing
(and indicate capacity of person signing if
signing as custodian, trustee, or on behalf
of an entity)

C-3

SCHEDULE D

LIST OF PERSONS AND ENTITIES SUBJECT TO LOCK-UP

•	Stephen Alfers
•	Debra Struhsacker
•	Timothy Janke
•	Eric Alexander
•	Barry Honig
•	Edward Karr
•	Alex Morrison
•	Pamela Saxton
•	Tim Arnold
•	Jack Perkins

D-1

SCHEDULE E

ISSUER FREE WRITING PROSPECTUSES

1.	Canadian Preliminary Prospectus Supplement
2.	Canadian Final Prospectus Supplement
3.	Term Sheet filed as Free Writing Prospectus, dated December 11, 2017

E-1